EXHIBIT 21.1

LIST OF SUBSIDIARIES AND STATE OR JURISDICTION OF INCORPORATION

     Wm. Cameron & Co. (Georgia); Ashley Aluminum, LLC (Georgia); CABP, Inc. (Arizona); Cameron Ashley Canada, Inc. (Canada)

     NAMES UNDER WHICH EACH SUBSIDIARY DOES BUSINESS

                   WM. CAMERON & CO.                      ASHLEY ALUMINUM, LLC
          --------------------------------------    ----------------------------------
             Cameron Ashley Building Products       Cameron Ashley Building Products
             CABP                                   CABP
             Southwest Express                      Zaglin Wholesale
             Southwest Roofing Supply               Glaco
             Mid America Siding Supply              Greater Louisville Aluminum Co.
             Metro Roofing Supply                   Southland Building Products
             Midwest Insulation & Roofing           Vinyl Wholesale
             Mile High Roofing & Exterior Supply    DMG Supply
             Atlantic Building Products
             Albuquerque Door Company               CAMERON ASHLEY CANADA, INC.
             Thunderbird Steel                      ----------------------------------
             New York Building Products             Cameron Ashley Building Products
             Lafayette Woodworks                    CABP
             Ozark Construction Supply              Boyd Distributors
             Millwork Specialties                   Boyd Division
             Washington Roofing Products Co.        Daigle Lumber Ltd.
             J&L Services                           Bois Daigle Ltee.
             Performance Materials Supply           Oakmont Industries
             Bak-A-Lum Corp. of America             Gerard Demers
             Fox Valley Building Materials          Demers Express